UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2014

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 24, 2014, the Board of Directors (the "Board") of Gaming Partners International Corporation (the "Company") engaged Robert J. Kelly, a member of the Board since 2006, as a consultant of the Company to assist management with the integration of the Gemaco acquisition for a period of six (6) months commencing on August 1, 2014. During this interim engagement, Mr. Kelly will remain a member of the Board, but has resigned as a member of the Board’s Audit Committee. On July 24, 2014, the Board appointed Eric P. Endy as a member of the Audit Committee to fill the vacancy created by Mr. Kelly's resignation. The Board determined that Mr. Endy meets the criteria for independence under the applicable rules of the Securities and Exchange Commission and the NASDAQ Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gaming Partners International Corporation

Date: July 30, 2014
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau President and Chief Executive Officer, Secretary and Treasurer